UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 22, 2007

Familymeds Group, Inc.
(Exact name of registrant as specified in its charter)

STATE OF NEVADA	1-15445	34-1755390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032-1968
(Address of principal executive offices)

Registrant’s telephone number, including area code: (860) 676-1222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

McKesson Corporation and Familymeds Group, Inc. entered into a Supply Agreement effective as of December 28, 2006 and continuing for a term of 3 years. However, the Supply Agreement may be terminated prior to the 3 year term upon certain conditions including ninety (90) days written notice to the other party. As previously disclosed, the prior agreement with McKesson expired in December 2006, and the parties have been negotiating the new agreement since that time. Under the terms of the new Supply Agreement, McKesson has agreed to continue as the Company’s primary supplier for prescription and non-prescription items. McKesson will continue to provide delivery to our locations up to 5 times per week and the Company will pay for such goods delivered 7 days from the date of invoice.

The foregoing description of the terms of the transaction is qualified by reference to the Supply Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Supply Agreement between Familymeds Group, Inc. and McKesson Corporation dated February 2, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FAMILYMEDS GROUP, INC.

By: /s/Edgardo A. Mercadante
Edgardo A. Mercadante, Chief Executive Officer, President and Chairman of the Board

Dated: February 28, 2007

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Supply Agreement between Familymeds Group, Inc. and McKesson Corporation dated February 2, 2007.